Exhibit 99.1

For more information, please contact:
MEDIA: Mike Cummins
312-549-5257
Michael.Cummins@conagra.com

INVESTORS: Brian Kearney
312-549-5002
IR@conagra.com

F O R  I M M E D I A T E  R E L E A S E

CONAGRA BRANDS REPORTS SOLID SECOND QUARTER RESULTS

Reaffirming Organic Net Sales and Margin Guidance

CHICAGO, December 19, 2019 — Today Conagra Brands, Inc. (NYSE: CAG) reported results for the second quarter of fiscal year 2020, which ended on November 24, 2019. All comparisons are against the prior-year fiscal period, unless otherwise noted. Certain terms used in this release, including “Organic net sales,” “EBITDA,” “Free cash flow,” and certain “adjusted” results, are defined under the section entitled “Definitions.” See page 6 for more information.

Highlights

•	Second quarter net sales increased 18.3%; organic net sales increased 1.6%, with positive organic net sales growth in each reporting segment.

•	Diluted earnings per share from continuing operations (EPS) was $0.53 in the quarter; adjusted EPS was $0.63, with high single-digit growth in adjusted net income.

•

The Company’s integration of Pinnacle remained on-track in the quarter, with approximately $42 million of incremental cost synergies realized in the quarter, bringing total cumulative cost synergy realization to $112 million from the closing of the acquisition through the end of the second quarter.

•

The Company is updating its total targeted annual cost synergies for the Pinnacle acquisition from $285 million by the end of fiscal 2022 to $305 million by the end of fiscal 2022. The Company expects the additional $20 million of cost synergies to be fully realized in fiscal 2020 and plans to reinvest the additional savings this fiscal year into longer-term sales-driving investments.

•

During the quarter, the Company continued to reshape its portfolio by divesting its Direct Store Delivery (DSD) snacks business. Subsequent to quarter end, the Company sold a peanut butter manufacturing facility and began the process of exiting the manufacture and sale of private label peanut butter. The Company is updating its fiscal 2020 guidance primarily to reflect the impacts of these portfolio initiatives.

CEO Perspective

Sean Connolly, president and chief executive officer of Conagra Brands, commented, “Our second quarter results reflect solid execution in applying the Conagra Way playbook across our portfolio. We maintained our strong momentum in frozen and snacks. We also made good progress on our large grocery brands, Hunt’s and Chef Boyardee, both of which made sequential improvements. We also continued to make very good progress on the Pinnacle integration, and we remain squarely on-track with our plans to improve key Pinnacle brands.”

He continued, “Our expectation for fiscal 2020 remains that first-half investments will result in strong second-half performance. The second-half is when we expect to see the greatest impact from new frozen and snacks innovation, continued smart promotional support in key grocery brands, the ongoing implementation of our Pinnacle action plan, and synergy capture.”

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Total Company Second Quarter Results

In the quarter, net sales increased 18.3% to $2.8 billion. Reported net sales growth primarily reflects:

•	a 19.6% increase from the acquisition of Pinnacle;

•	a 2.9% net decrease from the divestitures of the Wesson oil business, the Gelit business, and the DSD snacks business (the “Sold Businesses”); and

•	a 1.6% increase in organic net sales.

The 1.6% increase in organic net sales in the quarter was driven by 1.0% volume growth and 0.6% price/mix favorability. Favorable net pricing and mix were partially offset by the Company’s continued actions to support its brands with brand-building investments with retailers.

Gross profit increased 17.8% to $798 million in the quarter, and adjusted gross profit increased 14.1% to $804 million. The increases were primarily driven by the net impact of the addition of Pinnacle’s gross profit and cost synergies, as well as the benefits of price/mix and supply chain productivity. These benefits were partially offset by a reduction in profit associated with the Sold Businesses, input cost inflation, and increased brand-building investments with retailers.

Selling, general, and administrative expenses (SG&A), which include advertising and promotional (A&P) expense, decreased 24.1% to $370 million in the quarter. Largely in-line with expectations, adjusted SG&A, which excludes A&P expense, increased 19.6% to $260 million, primarily as a result of additional Pinnacle-related expenses.

A&P expense for the quarter decreased 12.5% to $61 million. An increase in working media investment this quarter was more than offset by reductions in non-working spending, as well as A&P synergies associated with the Pinnacle transaction.

Net interest expense was $121 million in the quarter. Compared to the prior-year period, net interest expense increased $41 million on a reported basis and $47 million on an adjusted basis. The increase was driven by higher levels of debt outstanding as a result of the net debt issued in connection with the Pinnacle acquisition.

Conagra Brands’ 488 million average diluted shares outstanding as of quarter end is an increase of 67 million shares versus the prior-year period. The increase was primarily driven by the shares issued in connection with the Pinnacle acquisition.

In the quarter, net income attributable to Conagra Brands increased 98.0% to $261 million, or $0.53 per diluted share. Adjusted net income attributable to Conagra Brands increased 8.3% to $306 million, or $0.63 per diluted share in the quarter. The increase in adjusted net income attributable to Conagra Brands was driven primarily by the addition of Pinnacle’s operating profit, the benefits of cost synergies, and the increase in organic net sales. These benefits were partially offset by higher interest expense and the removal of profit from the Sold Businesses. The decrease in adjusted EPS in the quarter was primarily driven by the increase in average diluted shares outstanding, partially offset by the increase in adjusted net income.

Adjusted EBITDA, which includes equity method investment earnings and pension and postretirement non-service income, increased 17.2% to $610 million in the quarter.

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Grocery & Snacks Segment Second Quarter Results

Net sales for the Grocery & Snacks segment increased 14.2% to $1.1 billion in the quarter, with the acquisition of Pinnacle adding 16.9% of the net sales growth and the divestiture of the Wesson oil and DSD snacks businesses subtracting 3.6%. Organic net sales increased 0.9%. On an organic net sales basis, volume increased 2.1% during the quarter, and price/mix decreased 1.2%. The segment continued to benefit from the snacks business, with successful innovation and momentum in brands such as Slim Jim, Snack Pack, Swiss Miss, Angie’s BOOMCHICKAPOP, and Act II. The Hunt’s tomatoes and Chef Boyardee businesses showed sequential in-market improvement, after each brand responded to competitive dynamics. The action plans for Wishbone and Duncan Hines remain on-track.

Operating profit for the segment increased 20.1% to $264 million in the quarter. Adjusted operating profit increased 16.7% to $273 million, primarily driven by the addition of Pinnacle’s profit and the benefits of cost synergies, realized productivity, and organic net sales growth. These benefits were partially offset by the impacts of higher input costs and the loss of profit from the divestiture of the Wesson oil and DSD snacks businesses.

Refrigerated & Frozen Segment Second Quarter Results

Net sales for the Refrigerated & Frozen segment increased 28.8% to $1.2 billion in the quarter, with the acquisition of Pinnacle adding 28.1% of the net sales growth and the divestiture of the Gelit business subtracting 1.7%. Organic net sales increased 2.4%. On an organic net sales basis, volume increased 0.5% and price/mix increased 1.9%. The segment benefited from organic net sales growth across multiple brands, including Birds Eye, Healthy Choice, Marie Callender’s, and P.F. Chang’s Home Menu. The segment’s recently-launched innovations, including those within the Healthy Choice Power Bowls line and Marie Callender’s brand, as well as second-half launches, are expected to benefit the segment’s second-half organic net sales growth rate as they build in-market distribution and velocity.

Operating profit for the segment increased 19.5% to $187 million in the quarter, and adjusted operating profit increased 29.6% to $216 million. The increases were primarily driven by the addition of Pinnacle’s profit and the benefit of cost synergies and realized productivity improvements, which more than offset higher input costs.

International Segment Second Quarter Results

Net sales for the International segment increased 7.3% to $234 million in the quarter reflecting:

•	an 8.6% increase from the acquisition of Pinnacle,

•	a 2.6% decrease from the divestiture of the Wesson oil business,

•	a 0.5% decrease from the unfavorable impact of foreign exchange, and

•	a 1.8% increase in organic net sales.

On an organic net sales basis, volume increased 1.8% and price/mix was flat. During the quarter, the segment continued to benefit from growth in the snacks and frozen businesses.

Operating profit for the segment increased 17.1% to $26 million in the quarter. Adjusted operating profit decreased 8.3% to $27 million as the divestiture of the Wesson oil business, higher input costs, and the unfavorable impact of foreign exchange more than offset the benefits of organic net sales growth, realized productivity, and the addition of Pinnacle’s profit.

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Foodservice Segment Second Quarter Results

Net sales for the Foodservice segment increased 6.8% to $276 million in the quarter, with the acquisition of Pinnacle adding 10.4% and the divestiture of the Wesson oil business subtracting 4.4% of net sales growth. Organic net sales increased 0.8%. On an organic net sales basis, price/mix increased 3.6% and volume declined 2.8% in the quarter, driven by continued execution of the segment’s value-over-volume strategy as well as inflation-related pricing.

Operating profit increased 11.4% to $38 million in the quarter, primarily driven by the addition of Pinnacle’s profit and the benefit of cost synergies, the impacts of organic net sales growth, and supply chain realized productivity improvements. The segment’s operating profit results were negatively impacted in the second quarter by higher input costs and the impact of the Wesson oil divestiture.

Other Second Quarter Items

Corporate expenses decreased 64.0% to $88 million in the quarter. Adjusted corporate expenses increased 52.6% to $71 million in the quarter, primarily driven by the inclusion of Pinnacle-related expenses.

Pension and post-retirement non-service income was $11 million in the quarter, an increase of approximately $2 million compared to the prior-year period.

Equity method investment earnings decreased 26.9% to $28 million in the quarter, primarily due to a gain on the sale of an asset in the prior year period. Adjusted equity method investment earnings increased 24.7% to $28 million in the quarter. Favorable market conditions led to improved performance by the Ardent Mills joint venture.

In the quarter, the effective tax rate was 24.3%, and the adjusted effective tax rate was 23.4%.

In the quarter, the Company paid a dividend of $0.2125 per share.

The Company remains on-schedule with its de-leveraging targets and remains committed to a solid investment grade credit rating. Since completing the Pinnacle acquisition through the end of the second quarter, Conagra Brands has reduced total gross debt by $1.1 billion.

Portfolio Update

As previously disclosed, on October 21, 2019, the Company completed the divestiture of its DSD snacks business.

On November 25, 2019, after the end of the second quarter, the Company completed the sale of its peanut butter manufacturing facility in Streator, Illinois. The sale was part of a broader initiative to optimize the Company’s peanut butter business, which also included the decision to exit the manufacture and sale of private label peanut butter. The Company estimates the annualized impact of the exit from private label peanut butter to be a reduction in net sales of approximately $50 million and no material impact to adjusted operating profit.

Subsequent to the end of the quarter, the Company entered into a definitive agreement to divest its Lender’s bagel business, which is part of the Refrigerated & Frozen segment. The transaction is expected to close during the third quarter of fiscal year 2020. Following the closing of the transaction, the expected annualized impact of the divestiture is a reduction of approximately $50 million of net sales and $0.01 of adjusted EPS.

CONAGRA BRANDS

Fiscal 2020 Outlook

The Company is updating its fiscal 2020 guidance primarily to reflect the divestiture of the DSD snacks business and the exit of its private label peanut butter business, the process of which began subsequent to the quarter close. The updated guidance includes the expected results from the Lender’s business for the full fiscal year.

Note that organic net sales growth continues to exclude the impact of fiscal 2020’s 53rd week. All other metrics continue to include the impact of the 53rd week.

Metric	Prior Fiscal 2020 Guidance	Updated Fiscal 2020 Guidance
Organic Net Sales Growth	+1.0% to +1.5%	+1.0% to +1.5%
Reported Net Sales Growth	+13.5% to +14.0%	+12.4% to +12.9%
Adj. Op. Margin	16.2% to 16.8%	16.2% to 16.8%
Adj. Net Interest Expense	~$505 million	Slightly below $505 million
Adj. Effective Tax Rate	24% to 25%	~24%
Avg. Diluted Shares	~488 million	~488 million
Adj. Diluted EPS from cont. ops.	$2.08 to $2.18	$2.07 to $2.17
Free Cash Flow	~$1 billion	Slightly below $1 billion

The inability to predict the amount and timing of the impacts of foreign exchange, acquisitions, divestitures, and other items impacting comparability makes a detailed reconciliation of these forward-looking non-GAAP financial measures impracticable. Please see the end of this release for more information.

Items Affecting Comparability of EPS

Included in the $0.53 diluted EPS from continuing operations for the second quarter of fiscal 2020 (EPS amounts rounded and after tax). Please see the reconciliation schedules at the end of this release for additional details.

•	Approximately $0.06 per diluted share of net expense related to restructuring

•	Approximately $0.05 per diluted share of net expense related to an impairment of the Lender’s business, which is now classified as an asset held for sale

•	Approximately $0.02 per diluted share of net benefit related to a contract settlement gain

•	Approximately $0.01 per diluted share of net expense related to environmental matters

•	Approximately $0.01 per diluted share of net tax benefit related to unusual tax items

•	Approximately $0.01 per diluted share of negative impact due to rounding

Included in the $0.32 diluted EPS from continuing operations for the second quarter of fiscal 2019 (EPS amounts rounded and after tax). Please see the reconciliation schedules at the end of this release for additional details.

•	Approximately $0.21 per diluted share of net expense related to restructuring plans

•	Approximately $0.18 per diluted share of net expense related to acquisitions and divestitures

•	Approximately $0.01 per diluted share of net expense related to the integration of Pinnacle

•	Approximately $0.04 per diluted share of net expense related to Pinnacle inventory fair value mark-up adjustment

•	Approximately $0.03 per diluted share of net benefit related to the gain on the sale of an asset within the Ardent Mills joint venture

•	Approximately $0.06 per diluted share of net tax benefit related to the tax adjustment of valuation allowance associated with the divestiture of the Wesson oil brand

•	Approximately $0.01 per diluted share of net tax expense related to unusual tax items

•	Approximately $0.01 per diluted share of beneficial impact due to rounding

CONAGRA BRANDS

Definitions

Organic net sales excludes from reported net sales the impacts of foreign exchange, divested businesses and acquisitions, including the Pinnacle acquisition (until the anniversary date of the acquisitions), as well as the impact of any 53rd week. All references to changes in volume and price/mix throughout this release are on an organic net sales basis.

References to adjusted items throughout this release refer to measures computed in accordance with GAAP less the impact of items impacting comparability. Items impacting comparability are income or expenses (and related tax impacts) that management believes have had, or are likely to have, a significant impact on the earnings of the applicable business segment or on the total corporation for the period in which the item is recognized, and are not indicative of the Company’s core operating results. These items thus affect the comparability of underlying results from period to period.

References to earnings before interest, taxes, depreciation, and amortization (EBITDA) refer to net income attributable to Conagra Brands before the impacts of discontinued operations, income tax expense (benefit), interest expense, depreciation, and amortization. References to adjusted EBITDA refer to EBITDA before the impacts of items impacting comparability.

Free cash flow is defined as net cash flow from operating activities from continuing operations less additions to property, plant, and equipment.

Discussion of Results

Conagra Brands will host a webcast and conference call at 9:30 a.m. Eastern time today to discuss the results. The live audio webcast and presentation slides will be available on www.conagrabrands.com/investor-relations under Events & Presentations. The conference call may be accessed by dialing 1-877-883-0383 for participants in the continental U.S. and 1-412-902-6506 for all other participants and using passcode 6135532. Please dial in 10 to 15 minutes prior to the call start time. Following the Company’s remarks, the conference call will include a question-and-answer session with the investment community.

A replay of the webcast will be available on www.conagrabrands.com/investor-relations under Events & Presentations until December 19, 2020.

About Conagra Brands

Conagra Brands, Inc. (NYSE: CAG), headquartered in Chicago, is one of North America’s leading branded food companies. Guided by an entrepreneurial spirit, Conagra Brands combines a rich heritage of making great food with a sharpened focus on innovation. The company’s portfolio is evolving to satisfy people’s changing food preferences. Conagra’s iconic brands, such as Birds Eye®, Marie Callender’s®, Banquet®, Healthy Choice®, Slim Jim®, Reddi-wip®, and Vlasic®, as well as emerging brands, including Angie’s® BOOMCHICKAPOP®, Duke’s®, Earth Balance®, Gardein®, and Frontera®, offer choices for every occasion. For more information, visit www.conagrabrands.com.

Note on Forward-looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Readers of this document should understand that these statements are not guarantees of performance or results. Many factors could affect our actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this document. These risks, uncertainties, and factors include, among other things: the risk that the cost savings and any other synergies from the acquisition of Pinnacle (the “acquisition”) may not be fully realized or may take

CONAGRA BRANDS

longer to realize than expected; the risk that the acquisition may not be accretive within the expected timeframe or to the extent anticipated; the risks that the acquisition and related integration will create disruption to the Company and its management and impede the achievement of business plans; the risk that the acquisition will negatively impact the ability to retain and hire key personnel and maintain relationships with customers, suppliers, and other third parties; risks related to our ability to successfully address Pinnacle’s business challenges; risks related to our ability to achieve the intended benefits of other recent and pending acquisitions and divestitures; risks associated with general economic and industry conditions; risks associated with our ability to successfully execute our long-term value creation strategies, including those in place for specific brands at Pinnacle before the acquisition; risks related to our ability to deleverage on currently anticipated timelines, and to continue to access capital on acceptable terms or at all; risks related to our ability to execute operating and restructuring plans and achieve targeted operating efficiencies from cost-saving initiatives, related to the acquisition and otherwise, and to benefit from trade optimization programs, related to the acquisition and otherwise; risks related to the effectiveness of our hedging activities and ability to respond to volatility in commodities; risks related to the Company’s competitive environment and related market conditions; risks related to our ability to respond to changing consumer preferences and the success of its innovation and marketing investments; risks related to the ultimate impact of any product recalls and litigation, including litigation related to the lead paint and pigment matters, as well as any securities litigation, including securities class action lawsuits; risk associated with actions of governments and regulatory bodies that affect our businesses, including the ultimate impact of new or revised regulations or interpretations; risks related to the availability and prices of raw materials, including any negative effects caused by inflation or weather conditions; risks and uncertainties associated with intangible assets, including any future goodwill or intangible assets impairment charges, related to the acquisition or otherwise; the costs, disruption, and diversion of management’s attention due to the integration of the acquisition; and other risks described in our reports filed from time to time with the Securities and Exchange Commission. We caution readers not to place undue reliance on any forward-looking statements included in this document, which speak only as of the date of this document. We undertake no responsibility to update these statements, except as required by law.

Note on Non-GAAP Financial Measures

This document includes certain non-GAAP financial measures, including adjusted EPS, organic net sales, adjusted gross profit, adjusted operating profit, adjusted SG&A, adjusted corporate expenses, adjusted gross margin, adjusted operating margin, adjusted effective tax rate, adjusted net income, adjusted net interest expense, free cash flow, net debt, adjusted equity method investment earnings, and adjusted EBITDA. Management considers GAAP financial measures as well as such non-GAAP financial information in its evaluation of the Company’s financial statements and believes these non-GAAP measures provide useful supplemental information to assess the Company’s operating performance and financial position. These measures should be viewed in addition to, and not in lieu of, the Company’s diluted earnings per share, operating performance and financial measures as calculated in accordance with GAAP.

Certain of these non-GAAP measures, such as organic net sales, adjusted operating margin, adjusted effective tax rate, adjusted net interest expense, adjusted EPS, net debt, and free cash flow, are forward-looking. Historically, the Company has excluded the impact of certain items impacting comparability, such as, but not limited to, restructuring expenses, the impact of the extinguishment of debt, the impact of foreign exchange, the impact of acquisitions and divestitures, hedging gains and losses, impairment charges, the impact of legacy legal contingencies, and the impact of unusual tax items, from the non-GAAP financial measures it presents. Reconciliations of these forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures are not provided because the Company is unable to provide such reconciliations without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of such items impacting comparability and the periods in which such items may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

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Hedge gains and losses are generally aggregated, and net amounts are reclassified from unallocated corporate expense to the operating segments when the underlying commodity or foreign currency being hedged is expensed in segment cost of goods sold. The Company identifies these amounts as items that impact comparability within the discussion of unallocated Corporate results.

CONAGRA BRANDS

Conagra Brands, Inc.

Consolidated Statements of Earnings

(in millions)

(unaudited)

	SECOND QUARTER
	Thirteen weeks ended	Thirteen weeks ended
	November 24, 2019	November 25, 2018	Percent Change
Net sales	$2,820.8	$2,383.7	18.3%
Costs and expenses:
Cost of goods sold	2,022.9	1,706.5	18.5%
Selling, general and administrative expenses	369.8	487.3	(24.1)%
Pension and postretirement non-service income	(11.3)	(9.7)	16.2%
Interest expense, net	121.4	80.6	50.5%

Income from continuing operations before income taxes and equity method investment earnings	318.0	119.0	167.2%
Income tax expense	84.1	22.4	275.5%
Equity method investment earnings	27.6	37.7	(26.9)%

Income from continuing operations	261.5	134.3	94.8%
Loss from discontinued operations, net of tax	—	(1.9)	100.0%

Net income	$261.5	$132.4	97.6%

Less: Net income attributable to noncontrolling interests	1.0	0.8	20.9%

Net income attributable to Conagra Brands, Inc.	$260.5	$131.6	98.0%

Earnings per share - basic
Income from continuing operations	$0.53	$0.32	65.6%
Loss from discontinued operations	—	(0.01)	100.0%

Net income attributable to Conagra Brands, Inc.	$0.53	$0.31	71.0%

Weighted average shares outstanding	487.3	419.9	16.0%

Earnings per share - diluted
Income from continuing operations	$0.53	$0.32	65.6%
Loss from discontinued operations	—	(0.01)	100.0%

Net income attributable to Conagra Brands, Inc.	$0.53	$0.31	71.0%

Weighted average share and share equivalents outstanding	488.3	421.8	15.8%

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Conagra Brands, Inc.

Consolidated Statements of Earnings

(in millions)

(unaudited)

	SECOND QUARTER YEAR TO DATE
	Twenty-six weeks ended	Twenty-six weeks ended
	November 24, 2019	November 25, 2018	Percent Change
Net sales	$5,211.5	$4,218.1	23.6%
Costs and expenses:
Cost of goods sold	3,749.1	3,025.4	23.9%
Selling, general and administrative expenses	770.6	744.6	3.5%
Pension and postretirement non-service income	(20.8)	(19.9)	4.3%
Interest expense, net	244.1	129.6	88.3%

Income from continuing operations before income taxes and equity method investment earnings	468.5	338.4	38.4%
Income tax expense	72.6	79.8	(9.0)%
Equity method investment earnings	39.9	53.9	(26.1)%

Income from continuing operations	435.8	312.5	39.5%
Loss from discontinued operations, net of tax	—	(1.9)	100.0%

Net income	$435.8	$310.6	40.3%

Less: Net income attributable to noncontrolling interests	1.5	0.8	76.7%

Net income attributable to Conagra Brands, Inc.	$434.3	$309.8	40.2%

Earnings per share - basic
Income from continuing operations	$0.89	$0.76	17.1%
Income from discontinued operations	—	—	0.0%

Net income attributable to Conagra Brands, Inc.	$0.89	$0.76	17.1%

Weighted average shares outstanding	487.0	407.7	19.4%

Earnings per share - diluted
Income from continuing operations	$0.89	$0.76	17.1%
Income from discontinued operations	—	—	0.0%

Net income attributable to Conagra Brands, Inc.	$0.89	$0.76	17.1%

Weighted average share and share equivalents outstanding	488.1	409.9	19.1%

CONAGRA BRANDS

Conagra Brands, Inc.

Consolidated Balance Sheets

(in millions)

(unaudited)

	November 24, 2019	May 26, 2019
ASSETS
Current assets
Cash and cash equivalents	$192.0	$236.6
Receivables, less allowance for doubtful accounts of $2.2	947.6	818.2
Inventories	1,770.4	1,548.9
Prepaid expenses and other current assets	100.5	93.4
Current assets held for sale	19.1	36.7

Total current assets	3,029.6	2,733.8
Property, plant and equipment, net	2,322.2	2,327.4
Goodwill	11,442.9	11,435.4
Brands, trademarks and other intangibles, net	4,494.1	4,539.3
Other assets	1,157.9	915.5
Noncurrent assets held for sale	45.9	262.4

	$22,492.6	$22,213.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable	$0.5	$1.0
Current installments of long-term debt	1,173.8	20.6
Accounts payable	1,441.6	1,252.1
Accrued payroll	131.8	173.2
Other accrued liabilities	724.1	690.6
Current liabilities held for sale	0.5	5.1

Total current liabilities	3,472.3	2,142.6
Senior long-term debt, excluding current installments	9,100.0	10,459.8
Subordinated debt	195.9	195.9
Other noncurrent liabilities	2,033.6	1,951.8
Noncurrent liabilities held for sale	0.2	—
Total stockholders’ equity	7,690.6	7,463.7

	$22,492.6	$22,213.8

CONAGRA BRANDS

Conagra Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in millions)

(unaudited)

	Twenty-six weeks ended
	November 24, 2019	November 25, 2018
Cash flows from operating activities:
Net income	$435.8	$310.6
Loss from discontinued operations	—	(1.9)

Income from continuing operations	435.8	312.5
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	193.4	140.3
Asset impairment charges	105.9	2.3
Loss (gain) on divestiture	1.5	(13.2)
Earnings of affiliates in excess of distributions	(14.1)	(26.1)
Stock-settled share-based payments expense	21.0	18.7
Contributions to pension plans	(7.4)	(7.9)
Pension benefit	(13.2)	(13.8)
Proceeds from settlement of interest rate swaps	—	47.5
Other items	10.9	22.5
Change in operating assets and liabilities excluding effects of business acquisitions and dispositions:
Receivables	(128.3)	(186.5)
Inventories	(230.0)	(75.2)
Deferred income taxes and income taxes payable, net	(23.0)	17.9
Prepaid expenses and other current assets	(7.0)	(21.2)
Accounts payable	207.3	39.0
Accrued payroll	(41.9)	(1.2)
Other accrued liabilities	(83.4)	(4.9)

Net cash flows from operating activities — continuing operations	427.5	250.7
Net cash flows from operating activities — discontinued operations	—	11.2

Net cash flows from operating activities	427.5	261.9

Cash flows from investing activities:
Additions to property, plant and equipment	(183.7)	(133.3)
Sale of property, plant and equipment	5.8	17.7
Purchase of marketable securities	(27.8)	—
Sale of marketable securities	29.9	—
Purchase of businesses, net of cash acquired	—	(5,119.2)
Proceeds from divestiture, net of cash divested	139.0	32.2
Other items	(3.4)	0.1

Net cash flows from investing activities	(40.2)	(5,202.5)

Cash flows from financing activities:
Net short-term borrowings	(0.5)	(277.4)
Issuance of long-term debt	—	8,310.5
Repayment of long-term debt	(210.9)	(3,061.3)
Debt issuance costs and bridge financing fees	—	(87.0)
Payment of intangible asset financing arrangement	(13.6)	(14.0)
Issuance of Conagra Brands, Inc. common shares, net	—	555.9
Cash dividends paid	(206.7)	(166.3)
Exercise of stock options and issuance of other stock awards, including tax withholdings	(0.7)	(3.7)
Other items	0.9	—

Net cash flows from financing activities	(431.5)	5,256.7

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(0.4)	(1.8)
Net change in cash and cash equivalents and restricted cash	(44.6)	314.3
Cash and cash equivalents and restricted cash at beginning of period	237.6	129.0

Cash and cash equivalents and restricted cash at end of period	$193.0	$443.3

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

Q2 FY20	Grocery & Snacks	Refrigerated & Frozen	International	Foodservice	Total Conagra Brands
Net Sales	$1,142.5	$1,168.3	$234.3	$275.7	$2,820.8
Impact of foreign exchange	—	—	1.2	—	1.2
Net sales from acquired businesses	(169.2)	(255.6)	(19.2)	(27.0)	(471.0)
Net sales from divested businesses	(16.9)	—	—	—	(16.9)

Organic Net Sales	$956.4	$912.7	$216.3	$248.7	$2,334.1

Year-over-year change - Net Sales	14.2%	28.8%	7.3%	6.8%	18.3%
Impact of foreign exchange (pp)	—	—	0.5	—	—
Net sales from acquired businesses (pp)	(16.9)	(28.1)	(8.6)	(10.4)	(19.6)
Net sales from divested businesses (pp)	3.6	1.7	2.6	4.4	2.9

Organic Net Sales	0.9%	2.4%	1.8%	0.8%	1.6%

Volume (Organic)	2.1%	0.5%	1.8%	(2.8)%	1.0%
Price/Mix	(1.2)%	1.9%	(0.0)%	3.6%	0.6%

Q2 FY19	Grocery & Snacks	Refrigerated & Frozen	International	Foodservice	Total Conagra Brands
Net Sales	$1,000.5	$906.7	$218.3	$258.2	$2,383.7
Net sales from divested businesses	(52.7)	(15.5)	(5.7)	(11.4)	(85.3)

Organic Net Sales	$947.8	$891.2	$212.6	$246.8	$2,298.4

Q2 FY20 YTD	Grocery & Snacks	Refrigerated & Frozen	International	Foodservice	Total Conagra Brands
Net Sales	$2,120.1	$2,127.4	$438.7	$525.3	$5,211.5
Impact of foreign exchange	—	—	2.6	—	2.6
Net sales from acquired businesses	(406.3)	(583.4)	(46.0)	(62.4)	(1,098.1)
Net sales from divested businesses	(46.1)	—	—	—	(46.1)

Organic Net Sales	$1,667.7	$1,544.0	$395.3	$462.9	$4,069.9

Year-over-year change - Net Sales	19.7%	38.0%	6.5%	6.6%	23.6%
Impact of foreign exchange (pp)	—	—	0.6	—	0.1
Net sales from acquired businesses (pp)	(23.0)	(37.9)	(11.2)	(12.7)	(26.1)
Net sales from divested businesses (pp)	2.2	1.9	3.6	4.7	2.5
Net sales from sold Trenton plant (pp)	—	—	—	0.4	—

Organic Net Sales	(1.1)%	2.0%	(0.5)%	(1.0)%	0.1%

Volume (Organic)	(0.2)%	0.4%	(1.3)%	(4.5)%	(0.5)%
Price/Mix	(0.9)%	1.6%	0.8%	3.5%	0.6%

Q2 FY19 YTD	Grocery & Snacks	Refrigerated & Frozen	International	Foodservice	Total Conagra Brands
Net Sales	$1,771.2	$1,541.9	$412.1	$492.9	$4,218.1
Net sales from divested businesses	(84.6)	(28.7)	(14.9)	(23.0)	(151.2)
Net sales from sold Trenton plant	—	—	—	(2.0)	(2.0)

Organic Net Sales	$1,686.6	$1,513.2	$397.2	$467.9	$4,064.9

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

Q2 FY20	Grocery & Snacks		Refrigerated & Frozen		International		Foodservice		Corporate Expense	Total Conagra Brands
Operating Profit	$263.7		$187.4		$26.4		$38.3		$(87.7)	$428.1
Restructuring plans	19.2		1.2		0.2		—		14.6	35.2
Acquisitions and divestitures	2.3		—		—		—		(1.2)	1.1
Impairment of a business held for sale	—		27.6		—		—		—	27.6
Gain on divestiture of businesses	(0.2)		—		—		—		—	(0.2)
Contract settlement gain	(12.0)		—		—		—		—	(12.0)
Legal matters	—		—		—		—		(1.5)	(1.5)
Environmental matters	—		—		—		—		6.6	6.6
Corporate hedging derivative losses (gains)	—		—		—		—		(1.8)	(1.8)

Adjusted Operating Profit	$273.0		$216.2		$26.6		$38.3		$(71.0)	$483.1

Operating Profit Margin	23.1%		16.0%		11.3%		13.9%			15.2%
Adjusted Operating Profit Margin	23.9%		18.5%		11.3%		13.9%			17.1%
Year-over-year % change - Operating Profit	20.1%		19.5%		17.1%		11.4%		(64.0)%	125.5%
Year-over year % change - Adjusted Operating Profit	16.7%		29.6%		(8.3)%		11.4%		52.6%	15.7%
Year-over-year bps change - Adjusted Operating Profit	52	bps	11	bps	(193	) bps	57	bps		(39	) bps

Q2 FY19	Grocery & Snacks		Refrigerated & Frozen		International		Foodservice		Corporate Expense	Total Conagra Brands
Operating Profit	$219.6		$156.8		$22.5		$34.4		$(243.4)	$189.9
Restructuring plans	2.1		0.1		3.8		—		104.9	110.9
Adjustment to gain on sale of Del Monte business	—		—		0.1		—		—	0.1
Acquisitions and divestitures	0.3		—		—		—		90.2	90.5
Integration costs	—		—		—		—		4.6	4.6
Inventory fair value mark-up rollout	11.9		9.9		2.6		—		—	24.4
Corporate hedging derivative losses (gains)	—		—		—		—		(2.8)	(2.8)

Adjusted Operating Profit	$233.9		$166.8		$29.0		$34.4		$(46.5)	$417.6

Operating Profit Margin	21.9%		17.3%		10.3%		13.3%			8.0%
Adjusted Operating Profit Margin	23.4%		18.4%		13.3%		13.3%			17.5%

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

Q2 FY20 YTD	Grocery & Snacks		Refrigerated & Frozen		International		Foodservice		Corporate Expense	Total Conagra Brands
Operating Profit	$415.4		$343.0		$51.2		$69.4		$(187.2)	$691.8
Restructuring plans	38.3		1.8		1.4		—		43.2	84.7
Acquisitions and divestitures	3.0		—		—		—		—	3.0
Impairment of businesses held for sale	31.4		27.6		—		—		—	59.0
Intangible impairment charges	3.5		15.8		—		—		—	19.3
Loss on divestiture of businesses	1.5		—		—		—		—	1.5
Contract settlement gain	(12.0)		—		—		—		—	(12.0)
Legal matters	—		—		—		—		(1.5)	(1.5)
Environmental matters	—		—		—		—		6.6	6.6
Corporate hedging derivative losses (gains)	—		—		—		—		5.4	5.4

Adjusted Operating Profit	$481.1		$388.2		$52.6		$69.4		$(133.5)	$857.8

Operating Profit Margin	19.6%		16.1%		11.7%		13.2%			13.3%
Adjusted Operating Profit Margin	22.7%		18.3%		12.0%		13.2%			16.5%
Year-over-year % change - Operating Profit	4.3%		35.9%		(14.4)%		12.0%		(42.3)%	54.4%
Year-over year % change - Adjusted Operating Profit	16.4%		48.0%		(6.2)%		12.0%		23.4%	25.2%
Year-over-year bps change - Adjusted Operating Profit	(64	) bps	124	bps	(162	) bps	64	bps		21	bps

Q2 FY19 YTD	Grocery & Snacks		Refrigerated & Frozen		International		Foodservice		Corporate Expense	Total Conagra Brands
Operating Profit	$398.2		$252.3		$59.8		$62.0		$(324.2)	$448.1
Restructuring plans	2.2		0.1		4.0		—		105.8	112.1
Gain on sale of Del Monte business	—		—		(13.2)		—		—	(13.2)
Acquisitions and divestitures	0.9		—		2.9		—		97.7	101.5
Integration costs	—		—		—		—		8.9	8.9
Inventory fair value mark-up rollout	11.9		9.9		2.6		—		—	24.4
Corporate hedging derivative losses (gains)	—		—		—		—		3.6	3.6

Adjusted Operating Profit	$413.2		$262.3		$56.1		$62.0		$(108.2)	$685.4

Operating Profit Margin	22.5%		16.4%		14.5%		12.6%			10.6%
Adjusted Operating Profit Margin	23.3%		17.0%		13.6%		12.6%			16.2%

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

Q2 FY20	Gross profit		Selling, general and administrative expenses		Operating profit [1]		Income from continuing operations before income taxes and equity method investment earnings	Income tax expense	Income tax rate	Net income attributable to Conagra Brands, Inc.	Diluted EPS from income from continuing operations attributable to Conagra Brands, Inc common stockholders
Reported	$797.9		$369.8		$428.1		$318.0	$84.1	24.3%	$260.5	$0.53

% of Net Sales	28.3%		13.1%		15.2%

Restructuring plans	7.6		27.6		35.2		35.2	7.7		27.5	0.06
Acquisitions and divestitures	—		1.1		1.1		1.1	0.3		0.8	—
Corporate hedging derivative losses (gains)	(1.8)		—		(1.8)		(1.8)	(0.5)		(1.3)	—
Advertising and promotion expenses [2]	—		60.7		—		—	—		—	—
Adjustment to gain on Ardent JV asset sale	—		—		—		—	0.2		0.4	—
Impairment of a business held for sale	—		27.6		27.6		27.6	2.2		25.4	0.05
Contract settlement gain	—		(12.0)		(12.0)		(12.0)	(3.0)		(9.0)	(0.02)
Legal matters	—		(1.5)		(1.5)		(1.5)	(0.4)		(1.1)	—
Environmental matters	—		6.6		6.6		6.6	1.6		5.0	0.01
Loss on divestiture of businesses	—		(0.2)		(0.2)		(0.2)	(0.7)		0.5	—
Unusual tax items	—		—		—		—	2.6		(2.6)	(0.01)
Rounding	—		—		—		—	—		—	0.01

Adjusted	$803.7		$259.9		$483.1		$373.0	$94.1	23.4%	$306.1	$0.63

% of Net Sales	28.5%		9.2%		17.1%

Year-over-year % of net sales change - reported	(12	) bps	(733	) bps	721	bps

Year-over-year % of net sales change - adjusted	(105	) bps	10	bps	(39	) bps

Year-over-year change - reported	17.8%		(24.1)%		125.5%		167.4%	275.5%		98.0%	65.6%

Year-over-year change - adjusted	14.1%		19.6%		15.7%		5.7%	2.1%		8.3%	(6.0)%

Q2 FY19	Gross profit		Selling, general and administrative expenses		Operating profit [1]		Income from continuing operations before income taxes and equity method investment earnings	Income tax expense	Income tax rate	Net income attributable to Conagra Brands, Inc.	Diluted EPS from income from continuing operations attributable to Conagra Brands, Inc common stockholders
Reported	$677.2		$487.3		$189.9		$119.0	$22.4	14.3%	$131.6	$0.32

% of Net Sales	28.4%		20.4%		8.0%

Restructuring plans	5.6		105.3		110.9		110.9	24.3		86.6	0.21
Acquisitions and divestitures	—		90.5		90.5		96.8	20.1		76.7	0.18
Integration costs	—		4.6		4.6		4.6	1.2		3.4	0.01
Corporate hedging derivative losses (gains)	(2.8)		—		(2.8)		(2.8)	(0.7)		(2.1)	—
Advertising and promotion expenses [2]	—		69.4		—		—	—		—	—
Inventory fair value mark-up rollout	24.4		—		24.4		24.4	6.2		18.2	0.04
Adjustment to gain on sale of Del Monte business	—		0.1		0.1		0.1	—		0.1	—
Gain on Ardent JV asset sale	—		—		—		—	(3.5)		(11.6)	(0.03)
Wesson valuation allowance adjustment	—		—		—		—	24.3		(24.3)	(0.06)
Unusual tax items	—		—		—		—	(2.2)		2.2	0.01
Loss from discontinued operations, net of noncontrolling interests	—		—		—		—	—		1.9	—
Rounding	—		—		—		—	—		—	(0.01)

Adjusted	$704.4		$217.4		$417.6		$353.0	$92.1	24.5%	$282.7	$0.67

% of Net Sales	29.5%		9.1%		17.5%

[1]

Operating profit is derived from taking Income from continuing operations before income taxes and equity method investment earnings, adding back Interest expense, net and removing Pension and postretirement non-service income.

[2]

Advertising and promotion expense (A&P) has been removed from adjusted selling, general and administrative expense because this metric is used in reporting to management, and management believes this adjusted measure provides useful supplemental information to assess the Company’s operating performance. Please note that A&P is not removed from adjusted profit measures.

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

Q2 FY20 YTD	Gross profit		Selling, general and administrative expenses		Operating profit [1]		Income from continuing operations before income taxes and equity method investment earnings	Income tax expense	Income tax rate	Net income attributable to Conagra Brands, Inc.	Diluted EPS from income from continuing operations attributable to Conagra Brands, Inc common stockholders
Reported	$1,462.4		$770.6		$691.8		$468.5	$72.6	14.3%	$434.3	$0.89

% of Net Sales	28.1%		14.9%		13.3%

Restructuring plans	12.1		72.6		84.7		85.3	19.2		66.1	0.14
Acquisitions and divestitures	—		3.0		3.0		3.0	0.8		2.2	—
Corporate hedging derivative losses (gains)	5.4		—		5.4		5.4	1.3		4.1	0.01
Advertising and promotion expenses [2]	—		106.0		—		—	—		—	—
Gain on Ardent JV asset sale	—		—		—		—	(1.1)		(3.7)	(0.01)
Impairment of businesses held for sale	—		59.0		59.0		59.0	4.0		55.0	0.11
Contract settlement gain	—		(12.0)		(12.0)		(12.0)	(3.0)		(9.0)	(0.02)
Intangible impairment charges	—		19.3		19.3		19.3	4.5		14.8	0.03
Legal matters	—		(1.5)		(1.5)		(1.5)	(0.4)		(1.1)	—
Environmental matters	—		6.6		6.6		6.6	1.6		5.0	0.01
Loss on divestiture of businesses	—		1.5		1.5		1.5	(0.3)		1.8	—
Unusual tax items	—		—		—		—	53.6		(53.6)	(0.11)
Rounding	—		—		—		—	—		—	0.01

Adjusted	$1,479.9		$516.1		$857.8		$635.1	$152.8	22.8%	$515.9	$1.06

% of Net Sales	28.4%		9.9%		16.5%

Year-over-year % of net sales change - reported	(21	) bps	(287	) bps	265	bps

Year-over-year % of net sales change - adjusted	(73	) bps	(32	) bps	21	bps

Year-over-year change - reported	22.6%		3.5%		54.4%		38.5%	(9.0)%		40.2%	17.1%

Year-over-year change - adjusted	20.5%		19.7%		25.2%		8.2%	(2.0)%		10.0%	(7.0)%

Q2 FY19 YTD	Gross profit		Selling, general and administrative expenses		Operating profit [1]		Income from continuing operations before income taxes and equity method investment earnings	Income tax expense	Income tax rate	Net income attributable to Conagra Brands, Inc.	Diluted EPS from income from continuing operations attributable to Conagra Brands, Inc common stockholders
Reported	$1,192.7		$744.6		$448.1		$338.4	$79.8	20.3%	$309.8	$0.76

% of Net Sales	28.3%		17.7%		10.6%

Restructuring plans	7.9		104.2		112.1		111.5	24.5		87.0	0.21
Acquisitions and divestitures	—		101.5		101.5		113.4	22.4		91.0	0.22
Integration costs	—		8.9		8.9		8.9	2.3		6.6	0.02
Corporate hedging derivative losses (gains)	3.6		—		3.6		3.6	0.9		2.7	0.01
Advertising and promotion expenses [2]	—		112.1		—		—	—		—	—
Inventory fair value mark-up rollout	24.4		—		24.4		24.4	6.2		18.2	0.04
Gain on sale of Del Monte business	—		(13.2)		(13.2)		(13.2)	(3.6)		(9.6)	(0.02)
Gain on Ardent JV asset sale	—		—		—		—	(3.5)		(11.6)	(0.03)
Wesson valuation allowance adjustment	—		—		—		—	24.3		(24.3)	(0.06)
Unusual tax items	—		—		—		—	2.6		(2.6)	(0.01)
Loss from discontinued operations, net of noncontrolling interests	—		—		—		—	—		1.9	—

Adjusted	$1,228.6		$431.1		$685.4		$587.0	$155.9	24.9%	$469.1	$1.14

% of Net Sales	29.1%		10.2%		16.2%

[1]

Operating profit is derived from taking Income from continuing operations before income taxes and equity method investment earnings, adding back Interest expense, net and removing Pension and postretirement non-service income.

[2]

Advertising and promotion expense (A&P) has been removed from adjusted selling, general and administrative expense because this metric is used in reporting to management, and management believes this adjusted measure provides useful supplemental information to assess the Company’s operating performance. Please note that A&P is not removed from adjusted profit measures.

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

	Q2 FY20	Q2 FY19	% Change
Interest expense, net	$121.4	$80.6	50.5%
Acquisitions and divestitures	—	(6.3)

Adjusted interest expense, net	$121.4	$74.3	63.3%

	Q2 FY20 YTD	Q2 FY19 YTD	% Change
Interest expense, net	$244.1	$129.6	88.3%
Acquisitions and divestitures	—	(11.9)

Adjusted interest expense, net	$244.1	$117.7	107.4%

	Q2 FY20	Q2 FY19	% Change
Equity method investment earnings	$27.6	$37.7	(26.9)%
Gain on Ardent JV asset sale	0.6	(15.1)

Adjusted equity method investment earnings	$28.2	$22.6	24.7%

	Q2 FY20 YTD	Q2 FY19 YTD	% Change
Equity method investment earnings	$39.9	$53.9	(26.1)%
Gain on Ardent JV asset sale	(4.8)	(15.1)

Adjusted equity method investment earnings	$35.1	$38.8	(9.8)%

	Q2 FY20	Q2 FY19	% Change
Pension and postretirement non-service income	$(11.3)	$(9.7)	16.2%
Restructuring plans	—	—

Adjusted pension and postretirement non-service income	$(11.3)	$(9.7)	16.2%

	Q2 FY20 YTD	Q2 FY19 YTD	% Change
Pension and postretirement non-service income	$(20.8)	$(19.9)	4.3%
Restructuring plans	(0.6)	0.6

Adjusted pension and postretirement non-service income	$(21.4)	$(19.3)	10.7%

	November 24, 2019	November 25, 2018
Net cash flows from operating activities - continuing operations	$427.5	$250.7
Additions to property, plant and equipment	(183.7)	(133.3)

Free cash flow	$243.8	$117.4

	Q2 FY19	Q3 FY19	Q4 FY19	Q1 FY20	Q2 FY20
Notes payable	$0.9	$—	$1.0	$56.0	$0.5
Current installments of long-term debt	17.2	19.9	20.6	150.1	1,173.8
Senior long-term debt, excluding current installments	11,349.5	10,911.8	10,459.8	10,127.5	9,100.0
Subordinated debt	195.9	195.9	195.9	195.9	195.9

Total Debt	$11,563.5	$11,127.6	$10,677.3	$10,529.5	$10,470.2
Less: Cash	442.3	282.2	236.6	64.7	192.0

Net Debt	$11,121.2	$10,845.4	$10,440.7	$10,464.8	$10,278.2

CONAGRA BRANDS

Conagra Brands, Inc.

Reconciliation of Non-GAAP Financial Measures to Reported Financial Measures

(in millions)

	Q2 FY20	Q2 FY19	% Change
Net income attributable to Conagra Brands, Inc.	$260.5	$131.6	98.0%
Less: Loss from discontinued operations, net of tax	—	(1.9)
Add Back: Income tax expense	84.1	22.4
Income tax expense attributable to noncontrolling interests	0.1	(0.5)
Interest expense, net	121.4	80.6
Depreciation	81.7	65.8
Amortization	15.0	10.8

Earnings before interest, taxes, depreciation, and amortization	$562.8	$312.6	80.0%
Restructuring plans [1]	27.2	106.5
Acquisitions and divestitures [2]	1.1	90.5
Integration costs	—	4.6
Corporate hedging losses (gains)	(1.8)	(2.8)
Impairment of a business held for sale	27.6	—
Inventory fair value mark-up rollout	—	24.4
Loss (gain) on sale of businesses	(0.2)	0.1
Legal matters	(1.5)	—
Environmental matters	6.6	—
Contract settlement gain	(12.0)	—
Gain on Ardent JV asset sale	0.6	(15.1)

Adjusted Earnings before interest, taxes, depreciation, and amortization	$610.4	$520.8	17.2%

[1]	Excludes comparability items related to depreciation.
[2]	Excludes comparability items related to interest expense.

	Q2 FY20 YTD	Q2 FY19 YTD	% Change
Net income attributable to Conagra Brands, Inc.	$434.3	$309.8	40.2%
Less: Loss from discontinued operations, net of tax	—	(1.9)
Add Back: Income tax expense	72.6	79.8
Income tax expense attributable to noncontrolling interests	(0.1)	(0.7)
Interest expense, net	244.1	129.6
Depreciation	163.4	121.2
Amortization	30.0	19.1

Earnings before interest, taxes, depreciation, and amortization	$944.3	$660.7	42.9%
Restructuring plans [1]	71.0	105.6
Acquisitions and divestitures [2]	3.0	101.5
Integration costs	—	8.9
Corporate hedging losses (gains)	5.4	3.6
Impairment of businesses held for sale	59.0	—
Inventory fair value mark-up rollout	—	24.4
Loss (gain) on sale of businesses	1.5	(13.2)
Legal matters	(1.5)	—
Environmental matters	6.6	—
Contract settlement gain	(12.0)	—
Intangible impairment charges	19.3	—
Gain on Ardent JV asset sale	(4.8)	(15.1)

Adjusted Earnings before interest, taxes, depreciation, and amortization	$1,091.8	$876.4	24.6%

[1]	Excludes comparability items related to depreciation.
[2]	Excludes comparability items related to interest expense.